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                                                                    EXHIBIT 23.1

                       [LETTERHEAD OF ERNST & YOUNG LLP]

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan of InterVU Inc., The 1998 Stock Option Plan of InterVU Inc. and the Employee Qualified Stock Purchase Plan of InterVU Inc. of our report dated February 19, 1998, with respect to the financial statements of InterVU Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission on March 31, 1998 and included in Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-51587) filed with the Securities and Exchange Commission on June 15, 1998.



                                             /s/      ERNST & YOUNG LLP

San Diego, California
August 19, 1998